DEUTSCHE PORTFOLIOS
                            Federated Investors Tower
                               1001 Liberty Avenue
                            Pittsburgh, PA 15222-3779

                                                              September 28, 1997



Edgewood Services, Inc.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA  15222-3779

Ladies and Gentlemen:

Re:      EXCLUSIVE PLACEMENT AGENT AGREEMENT

         This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, DEUTSCHE PORTFOLIOS (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), organized as a trust under the laws of the State of New York, has agreed that Edgewood Services, Inc., a New York corporation ("Edgewood"), shall be the exclusive placement agent (the "Exclusive Placement Agent") of beneficial interests ("Trust Interests") of each series of the Trust.

1.       SERVICES AS EXCLUSIVE PLACEMENT AGENT.

         1.1 Edgewood will act as Exclusive Placement Agent of the Trust Interests. In acting as Exclusive Placement Agent under this Exclusive Placement Agent Agreement, neither EDGEWOOD nor its employees or any agents thereof shall make any offer or sale of Trust Interests in a manner which would require the Trust Interests to be registered under the Securities Act of 1933, as amended (the "1933 Act").

         1.2 All activities by Edgewood and its agents and employees as Exclusive Placement Agent of Trust Interests shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations adopted pursuant to the 1940 Act by the Securities and Exchange Commission (the "Commission").

         1.3 Nothing herein shall be construed to require the Trust to accept any offer to purchase any Trust Interests, all of which shall be subject to approval by the Trust's Board of Trustees.

         1.4 The Trust shall furnish from time to time for use in connection with the sale of Trust Interests such information with respect to the Trust and Trust Interests as Edgewood may reasonably request. The Trust shall also furnish Edgewood upon request with: (a) unaudited semiannual statements of the Trust's books and accounts prepared by the Trust, and (b) from time to time such additional information regarding the Trust's financial or regulatory condition as Edgewood may reasonably request.

         1.5 The Trust represents to Edgewood that all registration statements filed by the Trust with the Commission under the 1940 Act with respect to Trust Interests have been prepared in conformity with the requirements of such statute and the rules and



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Edgewood Services, Inc.
September 28, 1997
Page 2


regulations of the Commission thereunder. As used in this Agreement the term "registration statement" shall mean any registration statement filed with the Commission, as modified by any amendments thereto that at any time shall have been filed with the Commission by or on behalf of the Trust. The Trust represents and warrants to Edgewood that any registration statement will contain all statements required to be stated therein in conformity with both such statute and the rules and regulations of the Commission; that all statements of fact contained in any registration statement will be true and correct in all material respects at the time of filing of such registration statement or amendment thereto; and that no registration statement will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Trust Interests. The Trust may but shall not be obligated to propose from time to time such amendment to any registration statement as in the light of future developments may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose such amendment and/or supplement within fifteen days after receipt by the Trust of a written request from Edgewood to do so, Edgewood may, at its option, terminate this Agreement. The Trust shall not file any amendment to any registration statement without giving Edgewood reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendment to any registration statement as the Trust may deem advisable, such right being in all respects absolute and unconditional.

         1.6 The Trust agrees to indemnify, defend and hold Edgewood, its several officers and directors, and any person who controls Edgewood within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities and Exchange Act of 1934 (the "1934 Act") (for purposes of this paragraph 1.6, collectively, the "Covered Persons") free and harmless from and against any and all claims, demand, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which any Covered Person may incur under the 1933 Act, the 1934 Act, or otherwise, arising out of or based on any untrue statement of a material fact contained in any registration statement, private placement memorandum or other offering material ("Offering Material") or arising out of or based on any omission to state a material fact required to be stated in any Offering Material or necessary to make the statements in any Offering Material not misleading; provided, however, that the Trust's agreement to indemnify Covered Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any financial and other statements as are furnished in writing to the Trust by Edgewood in its capacity as Exclusive Placement Agent for use in the answers to any items of any registration statement or in any statements made in any Offering Material, or arising out of or based on any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to indemnify Edgewood and the Trust's representation and warranties hereinbefore set forth in paragraph 1.5 shall not be deemed to cover any liability to the Trust or its investors to which a Covered Person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a Covered Person's reckless disregard of its obligations and duties under this Agreement. The Trust should be notified of any action brought against a Covered Person, such notification to be given by letter or by telegram addressed to the Trust, Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779,
Attention: Secretary, with a copy to John Bostelman, Esq., Sullivan and Cromwell, 125 Broad Street, New York, New York, 10004, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to so notify the Trust of any such action shall not relieve the Trust from any liability except to the extent the Trust



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Edgewood Services, Inc.
September 28, 1997
Page 3


shall have been prejudiced by such failure, or from any liability that the Trust may have to the Covered Person against whom such action is brought by reason of any such untrue statement or omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel of good standing chosen by the Trust and approved by Edgewood, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense in any such suit and retain counsel of good standing approved by Edgewood, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Edgewood reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by Edgewood or the Covered Persons. The Trust's indemnification agreement contained in this paragraph and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Trust Interests. This agreement of indemnity will inure exclusively to Covered Persons and their successors. The Trust agrees to notify Edgewood promptly of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Trust Interests.

         1.7 Edgewood agrees to indemnify, defend and hold the Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (for purposes of this paragraph 1.7, collectively, the "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, liabilities and any counsel fees incurred in connection therewith) that Covered Persons may incur under the 1933 Act, the 1934 Act, common law, or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on
(i) any untrue statement of a material fact contained in information furnished in writing by Edgewood in its capacity as Exclusive Placement Agent to the Trust for use in the answers to any of the items of any registration statement or in any statements in any other Offering Material, or (ii) any omission to state a material fact in connection with such information furnished in writing by Edgewood to the Trust required to be stated in such answers or necessary to make such information not misleading. Edgewood shall be notified of any action brought against a Covered Person, such notification to be given by letter or telegram addressed to Edgewood at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779, Attention: Secretary, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. Edgewood shall have the right of first control of the defense of the action with counsel of its own choosing satisfactory to the Trust if such action is based solely on such alleged misstatement or omission on Edgewood's part, and in any other event each Covered Person shall have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Edgewood of any such action shall not relieve Edgewood
(i) from any liability except to the extent the Trust shall have been prejudiced by such failure, or (ii) from any liability that Edgewood may have to Covered Persons by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Edgewood's indemnity agreement contained in this paragraph.

         1.8 No Trust Interests shall be offered by either Edgewood or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Trust Interests hereunder shall be accepted by the Trust if and so long as the effectiveness of the



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Edgewood Services, Inc.
September 28, 1997
Page 4


registration statement or any necessary amendments thereto shall be suspended under any of the provisions of the 1940 Act; provided, however, that nothing contained in this paragraph shall in any way restrict or have an application to or bearing on the Trust's obligation to redeem Trust Interests from any investor in accordance with the provisions of the Trust's registration statement or Declaration of Trust, as amended from time to time. The Trust shall notify Edgewood promptly of the suspension of the registration statement or any necessary amendments thereto, such notification to be given by letter or telegram addressed to Edgewood at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779, Attention: Secretary.

         1.9 The Trust agrees to advise Edgewood as soon as reasonably practical by a notice in writing delivered to Edgewood or its counsel:

                  (a) of any request by the Commission for amendments to the registration statement then in effect or for additional information;

                  (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

                  (c) of the happening of any event that makes untrue any statements of a material fact made in the registration statement then in effect or that requires the making of a change in such registration statement in order to make the statements therein not misleading; and

                  (d) of all action of the Commission with respect to any amendment to any registration statement that may from time to time be filed with the Commission.

         For purposes of this paragraph 1.9, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

         1.10 Edgewood agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records and other information not otherwise publicly available relative to the Trust and its prior, present or potential investors and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Edgewood may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

         1.11 In addition to Edgewood's duties as Exclusive Placement Agent, the Trust understands that Edgewood may, in its discretion, perform additional functions in connection with transactions in Trust Interests.

         The processing of Trust Interest transactions may include, but is not limited to, compilation of all transactions from Edgewood's various offices; creation of a transaction tape and timely delivery of it to the Trust's transfer agent for processing; reconciliation of all transactions delivered to the Trust's transfer agent; and the recording and reporting of these transactions executed by the Trust's transfer agent in customer statements; rendering of periodic customer statements; and the reporting of IRS Form 1099 information at year end if required.




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Edgewood Services, Inc.
September 28, 1997
Page 5


         Edgewood may also provide other investor services, such as communicating with Trust investors and other functions in administering customer accounts for Trust investors.

         Edgewood understands that these services may result in cost savings to the Trust or to the Trust's investment manager and neither the Trust nor the Trust's investment manager will compensate Edgewood for all or a portion of the costs incurred in performing functions in connection with transactions in Trust Interests. Nothing herein is intended, nor shall be construed, as requiring Edgewood to perform any of the foregoing functions.

         1.12 Except as set forth in paragraph 1.6 of this Agreement, the Trust shall not be liable to Edgewood or any Covered Persons as defined in paragraph
1.6 for any error of judgment or mistake of law or for any loss suffered by Edgewood in connection with the matters to which this Agreement relates, except a loss resulting from the willful misfeasance, bad faith or gross negligence on the part of the Trust in the performance of its duties or from reckless disregard by the Trust of its obligations and duties under this Agreement.

         1.13 Except as set forth in paragraph 1.7 of this Agreement, Edgewood shall not be liable to the Trust or any Covered Persons as defined in paragraph
1.7 for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from the willful misfeasance, bad faith or gross negligence on the part of Edgewood in the performance of its duties or from reckless disregard by Edgewood of its obligations and duties under this Agreement.

2.       TERM.

         This Agreement shall become effective on the date first above written and, unless sooner terminated as provided herein, shall continue until December 1, 1997 and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by
(i) the Trust's Board of Trustees or (ii) by a vote of a majority (as defined in the 1940 Act) of the Trust's outstanding voting securities, provided that in either event the continuance is also approved by the majority of the Trust's Trustees who are not interested persons (as defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on not less than 60 days' notice, by the Board, by a vote of a majority (as defined in the 1940 Act) of the Trust's outstanding voting securities, or by Edgewood. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

3.       REPRESENTATIONS AND WARRANTIES.

         Edgewood and the Trust each hereby represents and warrants to the other that it has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement and that, with respect to it, this Agreement is legal, valid and binding, and enforceable in accordance with its terms.


4.       CONCERNING APPLICABLE PROVISIONS OF LAW, ETC.




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Edgewood Services, Inc.
September 28, 1997
Page 6

         This Agreement shall be subject to all applicable provisions of law, including the applicable provisions of the 1940 Act and to the extent that any provisions herein contained conflict with any such applicable provisions of law, the latter shall control.

         The laws of the Commonwealth of Pennsylvania shall, except to the extent that any applicable provisions of Federal law shall be controlling, govern the construction, validity and effect of this Agreement, without reference to principles of conflicts of law.

         The undersigned officer of the Trust has executed this Agreement not individually, but as President under the Trust's Declaration of Trust, dated as ofSeptember 28, 1997. Pursuant to the Declaration of Trust the obligations of this Agreement are not binding upon any of the Trustees or investors of the Trust individually, but bind only the trust estate.

         If the contract set forth herein is acceptable to you, please so indicate by executing the enclosed copy of this Agreement and returning the same to the undersigned, whereupon this Agreement shall constitute a binding contract between the parties hereto effective at the closing of business on the date hereof.

                                            Yours very truly,

                                            DEUTSCHE PORTFOLIOS


                                            By:
                                            President


Accepted:

EDGEWOOD SERVICES, INC.


By: